Exhibit 99.1

Pemex Project Funding Master Trust

LETTER OF TRANSMITTAL

Offers to Exchange Securities

which have been

Registered under the Securities Act of 1933, as amended,

and which are

Unconditionally Guaranteed by Petróleos Mexicanos,

for any and all of its Corresponding Outstanding Securities

CUSIP Nos. of Old Securities	ISIN Nos. of Old Securities	Old Securities Series of Pemex Project Funding Master Trust	Corresponding New Securities Series of Pemex Project Funding Master Trust, which have been registered under the Securities Act
706451AR2 U70577AM0	US706451AR21 (Rule 144A) USU70577AM03 (Reg. S)	U.S. $158,353,000 9.00% Guaranteed Notes due 2007	Up to U.S. $158,353,000 9.00% Guaranteed Notes due 2007

706451AS0 U70577AN8	US706451AS04 (Rule 144A) USU70577AN85 (Reg. S)	U.S. $399,619,000 8.85% Guaranteed Notes due 2007	Up to U.S. $399,619,000 8.85% Guaranteed Notes due 2007

706451AT8 U70577AP3	US706451AT86 (Rule 144A) USU70577AP34 (Reg. S)	U.S. $439,011,000 9 3/8% Guaranteed Notes due 2008	Up to U.S. $439,011,000 9 3/8% Guaranteed Notes due 2008

706451AU5 U70577AQ1	US706451AU59 (Rule 144A) USU70577AQ17 (Reg. S)	U.S. $324,220,000 9 1/4% Guaranteed Bonds due 2018	Up to U.S. $324,220,000 9 1/4% Guaranteed Bonds due 2018

706451AV3 U70577AR9	US706451AV33 (Rule 144A) USU70577AR99 (Reg. S)	U.S. $228,735,000 8.625% Guaranteed Bonds due 2023	Up to U.S. $228,735,000 8.625% Guaranteed Bonds due 2023

706451AW1 U70577AS7	US706451AW16 (Rule 144A) USU70577AS72 (Reg. S)	U.S. $354,477,000 9.50% Guaranteed Bonds due 2027	Up to U.S. $354,477,000 9.50% Guaranteed Bonds due 2027

706451AX9 U70577AT5	US706451AX98 (Rule 144A) USU70577AT55 (Reg. S)	U.S. $403,746,000 9.50% Guaranteed Puttable or Mandatorily Exchangeable Securities (“POMESSM”) due 2027	Up to U.S. $403,746,000 9.50% Guaranteed POMESSM due 2027

70645JAP7 70645KAP4	US70645JAP75 (Rule 144A) US70645KAP49 (Reg. S)	U.S. $1,000,000,000 5.75% Notes due 2015	Up to U.S. $1,000,000,000 5.75% Guaranteed Notes due 2015

70645JAQ5 70645KAQ2	US70645JAQ58 (Rule 144A) US70645KAQ22 (Reg. S)	U.S. $500,000,000 6.625% Bonds due 2035	Up to U.S. $500,000,000 6.625% Guaranteed Bonds due 2035

Pursuant to the Prospectus dated July •, 2005

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST •, 2005 (THE “EXPIRATION DATE”), UNLESS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON AUGUST •, 2005 UNLESS PREVIOUSLY ACCEPTED.

For questions regarding the Exchange Offers, contact the Exchange Agent:

DB Services Tennessee, Inc. Trust & Securities Services Reorganization Unit 648 Grassmere Park Road Nashville, Tennessee 37211 Telephone: (800) 735-7777	Deutsche Bank Luxembourg S.A. 2 Boulevard Konrad Adenauer L-2015 Luxembourg Telephone: (352) 42122-641 Fax: (352) 42122-449 Ref: Coupon Payment Department

The undersigned acknowledges receipt of the prospectus, dated July •, 2005 (the “prospectus”), of Pemex Project Funding Master Trust (the “Issuer”) and this letter of transmittal (this “letter”), which together constitute the offers (the “Exchange Offers”) to exchange an aggregate principal amount of up to U.S. $158,353,000 9.00% Guaranteed Notes due 2007 (“9.00% New Notes”), U.S. $399,619,000 8.85% Guaranteed Notes due 2007 (“8.85% New Notes”), U.S. $439,011,000 9 3/8% Guaranteed Notes due 2008 (“9 3/8% New Notes”), U.S. $324,220,000 9 1/4% Guaranteed Bonds due 2018 (“9 1/4% New Bonds”), U.S. $228,735,000 8.625% Guaranteed Bonds due 2023 (“8.625% New Bonds”), U.S. $354,477,000 9.50% Guaranteed Bonds due 2027 (“9.50% New Bonds”), U.S. $403,746,000 9.50% Guaranteed POMESSM due 2027 (“9.50% New POMESSM”), U.S. $1,000,000,000 5.75% Guaranteed Notes due 2015 (“5.75% New Notes”) and U.S. $500,000,000 6.625% Guaranteed Bonds due 2035 (“6.625% New Bonds”, together with the 9.00% New Notes, the 8.85% New Notes, the 9 3/8% New Notes, the 9 1/4% New Bonds, the 8.625% New Bonds, the 9.50% New Bonds, the 9.50% New POMESSM and the 5.75% New Notes, the “New Securities”) registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of the Issuer’s outstanding 9.00% Guaranteed Notes due 2007 (“9.00% Old Notes”), 8.85% Guaranteed Notes due 2007 (“8.85% Old Notes”), 9 3/8% Guaranteed Notes due 2008 (“9 3/8% Old Notes”), 9 1/4% Guaranteed Bonds due 2018 (“9 1/4% Old Bonds”), 8.625% Guaranteed Bonds due 2023 (“8.625% Old Bonds”), 9.50% Guaranteed Bonds due 2027 (“9.50% Old Bonds”), 9.50% Guaranteed POMESSM due 2027 (“9.50% Old POMESSM”), 5.75% Notes due 2015 (“5.75% Old Notes”) and 6.625% Bonds due 2035 (“6.625% Old Bonds”, together with the 9.00% Old Notes, the 8.85% Old Notes, the 9 3/8% Old Notes, the 9 1/4% Old Bonds, the 8.625% Old Bonds, the 9.50% Old Bonds, the 9.50% Old POMESSM and the 5.75% Old Notes, the “Old Securities”), upon the terms and subject to the conditions set forth in the prospectus.

The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offers at its discretion, in which event the term “Expiration Date” shall mean the latest time and date to which the Exchange Offers are extended. The Issuer shall notify the Exchange Agent of any extension by written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

Each holder of Old Securities wishing to accept the Exchange Offers must complete, execute, date and deliver this letter through a computer generated message (an “Agent’s Message”) transmitted by means of the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”), which Agent’s Message will effect a book-entry transfer of such holder’s Old Securities to the account maintained by the Exchange Agent at the Book-Entry Transfer Facility (the “Book-Entry Transfer Facility”) of DTC. See Instruction 1.

A holder of Old Securities that is not a direct participant in DTC must tender its Old Securities by submitting, in accordance with the procedures of the participant (including Euroclear or Clearstream, Luxembourg) through which it holds its Old Securities a duly completed and executed copy of this letter, and must deliver computerized instructions to such participant (including Euroclear or Clearstream, Luxembourg) for the transfer of such Old Securities to the Exchange Agent’s account at DTC’s Book-Entry Transfer Facility, in each case sufficiently in advance of the Expiration Date to allow sufficient time for such participant to arrange for the electronic submission of this letter and tender of such Old Securities through DTC’s ATOP system on or prior to the Expiration Date. Additional copies of this letter are available at the office of the Exchange Agent specified above and at the offices of the exchange agent in Luxembourg and the Luxembourg listing agent specified in the prospectus. Delivery of documents to Euroclear or Clearstream, Luxembourg does not constitute delivery to the Exchange Agent through DTC’s ATOP system.

Notwithstanding the foregoing, in the unlikely event that any Old Securities are represented by securities in definitive, certificated form (“certificated securities”), such certificated securities can be tendered delivering, by hand or overnight courier to the Exchange Agent at its address specified on the first page of this letter or to the exchange agent in Luxembourg at its address specified in the prospectus, such certificated securities, duly endorsed in form satisfactory to the Issuer by the holder thereof or his attorney duly authorized in writing, and a duly executed copy of this letter. Additional copies of this letter are available at the specified offices of the Exchange Agent and at the offices of the exchange agent in Luxembourg and the Luxembourg listing agent specified in the prospectus. No such tender will be effective unless received by the Exchange Agent (or by the exchange agent in Luxembourg) on or before 5:00 p.m., New York City time, on the Expiration Date.

Any services in connection with the Exchange Offers may be performed in Luxembourg, at the offices of the Luxembourg exchange agent, where all information and documentation in connection with the Exchange Offers will be available free of charge.

You may also obtain copies of this letter from our Luxembourg listing agent at the following address:

Kredietbank S.A. Luxembourgeoise

43 Boulevard Royal

L-2955 Luxembourg

Note: Signatures must be provided below. Please read carefully the accompanying “Agreements and Acknowledgements” and “Instructions” carefully.

TENDER OF OLD SECURITIES

Please check the appropriate box(es) to indicate the series of Old Securities tendered hereby to be exchange for the New Securities described below:

☐ 9.00% Old Notes	☐ 9.50% Old Bonds

☐ 8.85% Old Notes	☐ 9.50% Old POMESSM

☐ 9 3/8% Old Notes	☐ 5.75% Old Notes

☐ 9 1/4% Old Bonds	☐ 6.625% Old Bonds

☐ 8.625% Old Bonds

To effect a valid tender of Old Securities through the completion, execution and delivery of this letter of transmittal, the undersigned must complete the tables below entitled “Description of Old Securities Tendered” and sign the letter of transmittal where indicated.

DESCRIPTION OF OLD SECURITIES TENDERED.

Series of Old Securities Being Tendered	Name of Tendering Institution	Account No.	Transaction Code No.	Aggregate Principal Amount of Old Securities*

9.00% Old Notes

9 3/8% Old Notes

9 1/4% Old Notes

8.625% Old Bonds

9.50% Old Bonds

9.50% Old POMESSM

5.75% Old Notes

6.625% Old Bonds

*	The 8.85% Old Notes, the 9 3/8% Old Notes, the 9 1/4% Old Bonds, the 9.50% Old Bonds and the 9.50% Old POMESSM may be tendered only in a principal amount of U.S. $1,000 and integral multiples thereof. The 9.00% Old Notes, the 5.75% Old Notes and the 6.625% Old Bonds may be tendered only in a principal amount of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. The 8.625% Old Bonds may be tendered only in a principal amount of U.S. $250,000 and integral multiples of U.S. $10,000 in excess thereof. See Instruction 1.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

AGREEMENTS AND ACKNOWLEDGEMENTS

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offers, the undersigned hereby tenders to the Issuer the aggregate principal amount of Old Securities of each series indicated above. Subject to, and effective upon, the acceptance for exchange of the Old Securities tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Issuer all right, title and interest in and to such Old Securities as are being tendered hereby.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Old Securities tendered hereby and that the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Issuer. The undersigned hereby further represents that (i) any New Securities acquired in exchange for Old Securities tendered hereby will have been acquired in the ordinary course of business of the person receiving such New Securities, whether or not such person is the undersigned, (ii) that neither the holder of such Old Securities nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuer, Petróleos Mexicanos or a subsidiary guarantor (as defined in the prospectus), (iii) neither the holder of such Old Securities nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Securities, (iv) if the holder of such Old Securities or any such other person is a broker-dealer, neither such holder nor such other person is engaged in, or intends to engage in, a distribution of the New Securities, and (v) if the holder of such Old Securities or such person is a broker-dealer, it will receive New Securities for its own account in exchange for Old Securities that were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Securities. However, by so acknowledging and by delivering a prospectus, such holder or such person will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned also acknowledges that the Exchange Offers are being made in reliance upon existing interpretations by the staff of the Securities and Exchange Commission set forth in interpretive letters issued to parties unrelated to the Issuer that the New Securities issued in exchange for the Old Securities pursuant to the Exchange Offers may be offered for sale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the Issuer, Petróleos Mexicanos or a subsidiary guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder’s business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Securities.

If a holder of Old Securities is engaged in or intends to engage in a distribution of the New Securities or has any arrangement or understanding with respect to the distribution of the New Securities to be acquired pursuant to the Exchange Offers, such holder cannot rely on the applicable interpretations of the staff of the Securities and Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction, and any such secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the Old Securities tendered hereby. All authority conferred or agreed to be conferred in this letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth under “The Exchange Offers—Withdrawal of Tenders” in the prospectus.

Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please credit the New Securities to the account indicated above maintained at the Book-Entry Transfer Facility.

THE UNDERSIGNED, BY COMPLETING ONE OR MORE OF THE BOXES ABOVE UNDER THE HEADING “DESCRIPTION OF OLD SECURITIES TENDERED” AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OLD SECURITIES AS SET FORTH IN SUCH BOX OR BOXES.

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 2 and 3)

To be completed ONLY if New Securities issued in exchange for Old Securities accepted for exchange are to be delivered, and Old Securities which are not accepted for exchange are to be returned, by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Credit New Securities issued in exchange for Old Securities accepted for exchange and unexchanged Old Securities to the Book-Entry Transfer Facility Account set forth below.

(Book-Entry Transfer Facility

Account Number, if applicable)

__________________________

IMPORTANT: THE ELECTRONIC SUBMISSION OF THIS LETTER THROUGH DTC’S ATOP SYSTEM (TOGETHER WITH THE BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE EXCHANGE AGENT AT ITS ACCOUNT AT DTC’S BOOK-ENTRY TRANSFER FACILITY PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ THIS LETTER OF TRANSMITTAL

CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

PLEASE SIGN HERE

(TO BE COMPLETED BY ALL TENDERING HOLDERS)

Dated:                                                                                                                                                                                           , 2005

                                                                                                                                                                                                                 X

                                                                                                                                                                                                                 X

(Signature(s) of Owner)

Area Code and Telephone Number:

If a holder is tendering any Old Securities, this letter must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the Old Securities or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith, including by an omnibus proxy mailed by DTC to the Issuer assigning to its participants to whose accounts the Old Securities are credited the right to accept the Exchange Offers. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 2.

Name(s):

(Please Type or Print)

Capacity:

Address:

(Including Zip Code)

SIGNATURE GUARANTEE

(if required by Instruction 2)

Signature(s) Guaranteed by

an Eligible Institution:

(Authorized Signature)

(Title)

(Name and Firm)

Dated:                                                                                                                                                                                           , 2005

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offers of Pemex Project Funding Master Trust

1.	Delivery of this Letter and Old Securities

This letter is to be completed by holders of Old Securities wishing to exchange their Old Securities for New Securities. In order to accept the Exchange Offers, a holder of Old Securities must complete, execute, date and deliver this letter (and all other required documents) prior to 5:00 p.m., New York City time, on the Expiration Date through an Agent’s Message transmitted by means of DTC’s ATOP system, which Agent’s Message will effect a book-entry transfer of such holder’s Old Securities to the account maintained by the Exchange Agent for purposes of the Exchange Offers at DTC’s Book-Entry Transfer Facility.

A holder of Old Securities that is not a direct participant in DTC must tender its Old Securities by submitting, in accordance with the procedures of the participant (including Euroclear or Clearstream, Luxembourg) through which it holds its Old Securities a duly completed and executed copy of this letter, and must deliver computerized instructions to such participant (including Euroclear or Clearstream, Luxembourg) for the transfer of such Old Securities to the Exchange Agent’s account at DTC’s Book-Entry Transfer Facility, in each case sufficiently in advance of the Expiration Date to allow sufficient time for such participant to arrange for the electronic submission of this letter and tender of such Old Securities through DTC’s ATOP system on or prior to the Expiration Date. Additional copies of this letter are available at the office of the Exchange Agent specified above and the Luxembourg listing agent specified in the prospectus. Delivery of documents to Euroclear or Clearstream, Luxembourg does not constitute delivery to the Exchange Agent through DTC’s ATOP system.

Notwithstanding the foregoing, in the unlikely event that any Old Securities are represented by certificated securities, such certificated securities can be tendered in accordance with the procedures set forth on pages 2-3 of this letter.

Any 8.85% Old Notes, 9 3/8% Old Notes, 9 1/4% Old Bonds, 9.50% Old Bonds and 9.50% Old POMESSM tendered hereby must be in a principal amount of U.S. $1,000 and any integral multiple thereof. Any 9.00% Old Notes, 5.75% Old Notes and 6.625% Old Bonds tendered hereby must be in a principal amount of U.S. $10,000 and any integral multiple of U.S. $1,000 in excess thereof. Any 8.625% Old Bonds tendered hereby must be in a principal amount of U.S. $250,000 and any integral multiple of U.S. $10,000 in excess thereof. See “The Exchange Offers—Procedures for Tendering Old Securities” in the prospectus.

2.	Signatures on this Letter; Bond Powers and Endorsements; Guarantee of Signatures

If this letter is signed by the registered holder of the Old Securities tendered hereby (which term, for purposes of the Exchange Offers, includes any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the holder of such Old Securities), the signature must correspond exactly with the name appearing on the security position listing as the holder of such Old Securities.

If any tendered Old Securities are owned of record by two or more joint owners, all such owners must sign this letter.

When this letter is signed by the registered holder of the Old Securities specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the New Securities are to be issued to or Old Securities not accepted for exchange are to be returned to a person other than the registered holder, then separate bond powers are required. Signatures on bond powers must be guaranteed by an Eligible Institution (as defined below).

If this letter or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority to so act must be submitted.

Signatures on bond powers required by this Instruction 2 must be guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an “eligible guarantor” institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an “Eligible Institution”).

3.	Special Issuance and Delivery Instructions

Tendering holders of Old Securities should indicate in the box entitled “Special Issuance Instructions” the account at the Book-Entry Transfer Facility to which New Securities issued pursuant to the Exchange Offers are to be credited, if different from the account number appearing in the box entitled “Description of Old Securities Tendered.”

4.	U.S. Backup Tax Withholding and Internal Revenue Service Form W-9

Under the United States federal income tax laws, payments made to United States persons on account of New Securities issued pursuant to the Exchange Offer may be subject to backup withholding. In order to avoid such backup withholding, a holder that is a United States person is required to complete and sign Internal Revenue Service Form W-9 (which may be obtained at the Internal Revenue Service website at www.irs.gov) and provide it to the payor. Failure to provide such holder’s taxpayer identification number on such Form W-9 may subject the tendering holder (or other payee) to a U.S. $50 penalty imposed by the Internal Revenue Service. More serious penalties may be imposed for providing false information, which, if willfully done, may result in fines and/or imprisonment. Exempt holders should indicate their exempt status on Form W-9. In order for a foreign individual to qualify as an exempt recipient, such holder must submit a properly completed appropriate Internal Revenue Service Form W-8 (which may be obtained at the Internal Revenue Service website at www.irs.gov) to the payor, signed under penalties of perjury, and must attest to that individual’s exempt status.

5.	Transfer Taxes

The Issuer will pay all transfer taxes, if any, applicable to the transfer of Old Securities to it or its order pursuant to the Exchange Offers. If, however, New Securities and/or substitute Old Securities not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Securities tendered hereby, or if tendered Old Securities are registered in the name of any person other than the person signing this letter, or if a transfer tax is imposed for any reason other than the transfer of Old Securities to the Issuer or its order pursuant to the Exchange Offers, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

Except as provided in this Instruction 5, it is not necessary for transfer tax stamps to be affixed to the Old Securities specified in this letter.

6.	Waiver of Conditions

The Issuer reserves the absolute right to waive satisfaction of any or all conditions enumerated in the prospectus.

7.	No Conditional Tenders

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Old Securities, by execution of this letter, shall waive any right to receive notice of the acceptance of their Old Securities for exchange.

8.	Validity of Tenders

The Issuer will determine in its sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of Old Securities tendered for exchange, and its determinations will be final and binding. The Issuer reserves the absolute right to reject any and all Old Securities that are not properly tendered or any Old Securities which the Issuer cannot, in its opinion or that of its counsel, lawfully accept. The Issuer also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offers as to particular Old Securities or particular holders of Old Securities either before or after the Expiration Date.

The Issuer’s interpretation of the terms and conditions of the Exchange Offers (including this letter and accompanying instructions) will be final and binding on all parties. Unless the Issuer waives them, any defects or irregularities in connection with tenders of Old Securities for exchange must be cured within a period of time that the Issuer will determine. While the Issuer will use reasonable efforts to notify holders of defects or irregularities with respect to tenders of Old Securities for exchange, the Issuer will not incur any liability for failure to give notification. The Issuer will not consider Old Securities to have been tendered until any defects or irregularities have been cured or waived.

9.	Requests for Assistance or Additional Copies

Questions relating to the procedure for tendering, as well as requests for additional copies of the prospectus and this letter, may be directed to the Exchange Agent at the address and telephone number indicated above. You may also obtain copies of the prospectus, this letter and related documents from the following:

Deutsche Bank Luxembourg S.A.

2 Boulevard Konrad Adenauer

L-1115 Luxembourg

Telephone: (352) 42122-641

Fax: (352) 42122-449

Ref: Coupon Payment Department

and

Kredietbank S.A., Luxembourgeoise

43 Boulevard Royal

L-2955 Luxembourg